SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                 August 30, 2000
                                 Date of Report
                        (Date of earliest event reported)

                               CYLINK CORPORATION

California                          0-27742                     95-3891600
(State or other             (Commission File Number)          (I.R.S. Employer
jurisdiction of                                              Identification No.)
incorporation)

                                 3131 Jay Street
                          Santa Clara, California 95054
                    (Address of principal executive offices)

                                 (408) 855-6000
              (Registrant's telephone number, including area code)


         Item 2. ACQUISITION OR DISPOSITION OF ASSETS

         On July 31, 2000, Cylink Corporation ("Cylink") announced that it had entered into an Agreement and Plan of Reorganization, dated as of July 27, 2000 (the "Reorganization Agreement") with Celotek Corporation ("Celotek"), pursuant to which Celotek was to be merged with and into Cylink (the "Merger").

         On August 30, 2000, the Merger was consummated by the filing of a Certificate of Merger with the Secretary of State of the State of Delaware. As a result of the Merger, Celotek merged with and into Cylink. The Merger was intended to be a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and was intended to be accounted for as a purchase transaction.

         Under the terms of the Merger, an aggregate of 1,610,545 shares of Cylink common stock were exchanged for all outstanding shares of Celotek stock, and 300,000 shares of Cylink common stock were set aside for the conversion of Celotek options assumed by Cylink in the transaction.

         In connection with the Merger, 241,582 of the 1,610,545 shares of Cylink's common stock issuable in exchange for the Celotek stock at the closing of the Merger were placed in escrow with U.S. Bank Trust National Association for up to twelve (12) months from the date of the Merger.



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The escrow fund will be available to compensate Cylink for losses resulting from any inaccuracy in the representations or warranties of Celotek contained in the Reorganization Agreement or any failure to comply with any covenant contained in the Reorganization Agreement.


SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                CYLINK CORPORATION


                                                ________________________________
                                                Roger A. Barnes
                                                Vice President and Chief
                                                Financial Officer

                                                Date:  August 30, 2000

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                               CYLINK CORPORATION

                           Current Report on Form 8-K

                                INDEX TO EXHIBITS

Exhibit No.                      Description
-----------                      -----------
2.1                              Press Release dated August 31, 2000.





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